FEDERATED PRIME FUNDS' PROXY - Q&A FOR INTERMEDIARY CLIENTS


 MONEY MARKET OBLIGATIONS TRUST    CASH TRUST SERIES, INC.
 Automated Cash Management Trust   Prime Cash Series
 Federated Capital Reserves Fund
 Federated Master Trust            FEDERATED INSURANCE SERIES
 Money Market Management           Federated Prime Money Fund II
 Prime Cash Obligations Fund
 Prime Management Obligations Fund
 Prime Obligations Fund
 Prime Value Obligations Fund


OVERVIEW

The result of recent market turmoil is that many of the securities traditionally held in prime money market mutual funds - structured investment vehicles (SIVs), asset-backed commercial paper (ABCP), and many mortgaged-backed securities - are no longer being issued. Many of the issuers of these securities are subsidiaries of banks that are now relying on their bank parent, or bank holding company, to issue the securities. This has caused a historically high concentration of SEC Rule 2a-7-appropriate investments to be issued by banks and bank holding companies, a group within the financial services sector.

Although the Federated prime money market funds currently are permitted to concentrate in certain bank instruments, they are not permitted to concentrate in others, such as securities issued by bank holding companies. Permitting the prime money market funds to concentrate in the financial services industry would, in the adviser's opinion, enable the funds to buy the best-yielding securities in the current market environment. Of course, all Federated prime money market funds would continue to be highly diversified in accordance with Rule 2a-7.

Furthermore, investing in the full panoply of bank instruments will provide enhanced liquidity. Much of the turmoil in late 2007 was caused by a lack of liquidity by the issuers. Banks, on the other hand, are well-capitalized and have access to the Federal Reserve as the "lender of last resort."

Federated is asking shareholders to amend the funds' investment policy to allow the Adviser to concentrate in the financial services sector in order to leverage these benefits.

WHY WOULD THE PROPOSED CHANGE REQUIRE THAT THE FUNDS CONCENTRATE IN THE FINANCIAL SERVICES INDUSTRY?

Rule 8(b)(1) under the Investment Company Act of 1940 requires every registered fund to include in its registration statement a recital of its policies regarding concentration. The SEC has indicated that a registered fund generally cannot reserve freedom of action to concentrate. In other words, the fund generally cannot "float" between being concentrated in a sector at certain times, and not being concentrated in such sector at other times.

WHY ARE SHAREOWNERS GETTING PHONE CALLS ABOUT THIS?

The SEC only allows a limited number of days for an Adviser to gather shareholder votes. With the large number of Federated prime funds and shareholders involved in this proxy, a solicitation firm, THE ALTMAN GROUP, has been hired by Federated to encourage shareholders to vote on this change.



WHO IS THE ALTMAN GROUP?

Based in New Jersey, The Altman Group is a top-rated proxy solicitation and corporate governance consulting firm and is the fastest growing firm in the industry. Federated regularly uses The Altman Group for proxies, especially when a large number of accounts must be contacted.

WHOM DO SHAREOWNERS CALL WITH QUESTIONS ABOUT THIS PROXY STATEMENT?

Please call your Federated Client Service Representative at our toll-free number: 1-800-341-7400.

WHOM DO SHAREOWNERS CALL TO VOTE ON THIS ISSUE?

Shareholders of AUTOMATED CASH MANAGEMENT TRUST, FEDERATED CAPITAL RESERVES FUND, FEDERATED MASTER TRUST, MONEY MARKET MANAGEMENT, PRIME CASH OBLIGATIONS FUND, PRIME MANAGEMENT OBLIGATIONS FUND, PRIME OBLIGATIONS FUND, PRIME VALUE OBLIGATIONS FUND, and PRIME CASH SERIES, please call: 1-866-751-6309

Shareholders of FEDERATED PRIME MONEY FUND II please call: 1-866-751-6310











  AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS/TRUSTEES HAS UNANIMOUSLY
                                    APPROVED
   THIS PROPOSAL.  THE BOARD OF DIRECTORS/TRUSTEES RECOMMENDS THAT SHAREOWNERS
         READ THE PROXY MATERIALS CAREFULLY AND VOTE FOR THE PROPOSAL.


            FOR INTERMEDIARY USE ONLY - NOT FOR PUBLIC DISTRIBUTION